Exhibit 10.19

LEASE AGREEMENT

    THIS LEASE AGREEMENT, made this 8th day of October, 2001, is by and between HIGH TECHNOLOGY OF ROCHESTER, INC. ("Landlord"), and Biophan Technologies, Inc.("Tenant").

    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the leased premises described below on the following terms and conditions:

    1. Leased Premises. The leased premises contains approximately 4,000 square feet of rentable space as shown on the floor plan attached as Exhibit "A" (the "Leased Premises"), and is located in Suite 215 on the 2nd floor of the building (the "Building") shown on the site plans described in Exhibit "B" ("Site Plan") and located at 150 Lucius Gordon Drive (Tax Map No. 174.02-1-035) in the Town of Henrietta, Monroe County, New York, together with the right to use, in common with Landlord and the other tenants of the "Property" (as defined below), the parking area shown on the Site Plan and the hallways, stairs, elevators, lunchroom, lobby and public restrooms within the Building (collectively the "Common Areas"). The Common Areas and all other land and improvements located at 150 Lucius Gordon Drive, Henrietta, New York (Tax Map No. 174.02-1-035), including the Building and the Leased Premises, shall be referred to in the aggregate as the "Property". The rentable space of the Leased Premises is measured pursuant to the Standard Method for Measuring Floor Area in Office Buildings published by Building Owners and Managers Association International.

    2. Term. Subject to the provisions of Section 4 below, the term of this Lease ("Lease Term") shall commence on October 1, 2001 (the "Commencement Date"), and shall terminate on September 30, 2004. Tenant may choose to terminate Lease prior to September 30, 2004 after one full year of occupancy. At any time after September 30, 2002, Tenant may terminate this Lease upon ninety (90) days prior written notice to Landlord. In the event Tenant exercises this right to terminate, this Lease shall terminate ninety
(90) days after receipt by Landlord of such written notice.

    3. Possession. On the Commencement Date, Tenant shall have the right to enter into sole possession of the Leased Premises. Upon the expiration or other termination of this Lease, Tenant shall remove all of its personal property and quit and surrender the Leased Premises to the Landlord, broom clean.

    4.    Leasehold Improvements.

    a. Landlord has, at its sole expense, constructed the Building pursuant to the Site Plan and has built out the Leased Premises pursuant to the plans and specifications attached as Exhibit "D" ("Plans and Specifications"). Landlord shall perform the work described in the Plans and Specifications at Landlord's sole expense, except for those specific items of work and/or improvements described in Exhibit "E" which shall be paid for by Tenant at the time or times specified in Exhibit "E". Tenant shall also be responsible for any additional costs caused by changes to the Plans and Specifications which are requested by Tenant and agreed to by Landlord, in Landlord's sole discretion. Landlord may modify the Plans and Specifications to comply with the requirements or recommendations of any governmental authority or public utility, provided such changes do not cause a substantial deviation from those attached to this Lease. All work shall be performed in a good and workmanlike manner and in compliance with all applicable laws.

    b.    Does not apply.

    c. Tenant's initial occupancy of the Leased Premises shall be deemed an acknowledgement that the Leased Premises are in good and tenantable condition.

    5.    Rent.

    a. Beginning on the Commencement Date, Tenant shall pay to Landlord, without offset or deduction, an annual rental ("Base Rent") payable in equal monthly installments to be made in advance on the first day of each and every month during the Lease Term and pro rata, in advance, for any partial month as set forth below:

         Months                 Annual Base Rent        Monthly Installments
         1 - 12                   $35,200.00                 $2,933.33
        13 - 24                   $39,200.00                 $3,266.66
        25 - 36                   $43,000.00                 $3,583.33

    b. All costs and expenses which Tenant agrees to pay to Landlord pursuant to this Lease other than Base Rent shall be deemed "Additional Rent" and, in the event of non-payment thereof, Landlord shall have all the rights and remedies available in case of non-payment of Base Rent. As used herein, the term "Rent" shall mean, collectively, Base Rent and Additional Rent.

    c.    Any payment of Rent which is not received by Landlord within five
(5) days after it is due shall be accompanied by a "late charge" equal to five percent (5%) of such payment.

    6.    Real Estate Taxes and Operating Expenses.

    a. During the Lease Term, Tenant shall pay Landlord as Additional Rent "Tenant's Pro Rata Share" of (i) the "Operating Expenses" allocable to the Property from July 1 to June 30 during each year of the Lease Term and (ii) the amount by which "Real Estate Taxes" allocable to the Property from July 1 to June 30 during each year of the Lease Term increase over the "Real Estate Taxes" allocable to the Property during July 1, 1998 to June 30, 1999 (the "Tax Base Year"). For the purposes of this Section 6:

        (i) Real Estate Taxes shall mean the aggregate amount of taxes and assessments levied, assessed or imposed upon the Property including, without limitation, water charges, pure waters charges and other governmental charges, general, special, ordinary and extraordinary, and including any tax which shall be in substitution of or in addition to taxes now levied, assessed or imposed on the Property. In the event the Property or the Building are granted any real estate tax exemption or abatement but payments in lieu of taxes are made to the taxing authority pursuant to a written agreement, such payments in lieu of taxes shall be deemed Real Estate Taxes.

        (ii) Operating Expenses shall consist of all expenses incurred by Landlord relating to the operation, repair and maintenance of the Property computed on the accrual basis and determined in accordance with generally accepted accounting principles consistently applied, including, without limitation, premiums for all insurance carried by Landlord in connection with the Property; wages, salaries and related expenses of all personnel engaged in the operation, maintenance and repair of the Property; all supplies and materials used in the operation, maintenance and repair of the Property; cost of utilities; cost of all maintenance and service agreements; accounting costs; any and all Common Area maintenance and repair costs; and amortization of the costs, together with reasonable financing charges, of capital investment items which are primarily for the purpose of reducing operating expenses or which may be required by a governmental authority. The Operating Expenses shall not include any of the expenses associated with High Technology of Rochester's venture development program.

        (iii) Tenant's Pro Rata Share shall be a fraction, the numerator of which shall be the number of rentable square feet of the Leased Premises, and the denominator of which shall be the total number of rentable square feet contained in the Building.

        b. The payment of Additional Rent required by this Section 6 shall be administrated as follows:

        (i) In June of each year, Landlord shall estimate for its next July 1 to June 30 fiscal year ("Annual Estimate") the annual increase in Operating Expenses and increase in Real Estate Taxes over the Base Year ("Real Estate Tax Increase"). Landlord has notified Tenant of the current Annual Estimate and shall notify Tenant of every other Annual Estimate on or before June 16 of each year during the Lease Term. Throughout the Lease Term, Tenant shall pay Tenant's Pro Rata Share of the then current Annual Estimate in equal monthly installments, along with the monthly Base Rent payment, all without setoff or deduction.

        (ii) In September of each year during the Lease Term, Landlord shall determine the actual Operating Expenses and the actual Real Estate Tax Increase. On or before September 15 of each year during the Lease Term, Landlord shall deliver to Tenant the annual statement of Operating Expenses and the Real Estate Tax Increase accompanied by a detailed written breakdown of the Operating Expenses incurred for the previous July 1 to June 30 fiscal year. If the actual Operating Expenses and Real Estate Tax Increase exceeds the Annual Estimate, Tenant shall pay with the next monthly Base Rent payment due, Tenant's Pro Rata Share of such excess to Landlord, except if this Lease has terminated, Tenant's payment shall be due within fourteen (14) days after Tenant receives the Landlord's statement. If the actual Operating Expenses and Real Estate Tax Increase are less than the Annual Estimate, then Landlord shall either (1) credit the overpayment to Tenant against future Additional Rent payments due under this Section 6 or (2) return such overpayment within 30 days after Tenant receives the Landlord's written statement.

        (iii) Any liability of Landlord or Tenant relating to the reconciliation of Additional Rent payments under this Section 6 shall survive the termination of this Lease.

    7.    Use.

    a. Tenant shall use the Leased Premises for general office use and for no other purpose.

    b. Tenant shall not use or permit anything to be done in or about the Leased Premises which will violate any applicable law, statute, ordinance or governmental rule or regulation or requirement now in force or hereafter in effect during the Lease Term, including, but not limited to, the Americans with Disabilities Act and all environmental laws and regulations (collectively "Governmental Regulations"). Tenant at its sole expense, will comply with all Governmental Regulations relating to or affecting the condition, use or occupancy of the Leased Premises during the Lease Term. Landlord represents and warrants that the Leased Premises currently complies with all applicable Government Regulations.

    c. Tenant shall not cause or permit any hazardous materials to be released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the Premises by Tenant, its agents, employees, contractors or invitees except those hazardous materials customarily used in the conduct of general administrative office activities (e.g. copier fluids and cleaning supplies), provided that such use and storage is in full compliance with all applicable Governmental Regulations. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all damage, loss, claim, obligation, liability, cost (including attorneys' fees and expenses), expense, deficiency and interest charges (collectively "Loss and Expense") which arise from the presence upon, about or beneath the Premises of any hazardous materials which are released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the Leased Premises by Tenant, its employees, servants, customers, invitees, subtenants, licensees or contractors.

    8. Alterations. Tenant shall not make any alterations, repairs, additions, improvements or other changes to the Leased Premises or the Property or install any signs thereon ("Alterations") without the advance written consent of Landlord in each and every instance. Before any work is performed or materials are delivered on the Leased Premises or the Property, Tenant shall comply with Landlord's request for plans, specifications, names of contractors, necessary permits and indemnifications against liens, costs, damages and expenses of any kind and shall submit to Landlord's supervision of operations during construction. Any Alterations shall be completed at Tenant's sole expense and shall belong to Landlord when this Lease ends, unless Landlord elects to require Tenant to remove the Alterations and repair any damage caused by their removal. Tenant may remove its trade fixtures, furniture, equipment and other personal property that does not constitute Alterations if Tenant promptly repairs any damage caused by the removal.

    9.    Repairs.

    a. Landlord shall (subject to the charge for Additional Rent contained in Section 6) make all required structural repairs and replacements to the Property.

    b. Tenant shall take good care of the Leased Premises, including the performance of all necessary nonstructural repairs to the Leased Premises, and shall be responsible for the maintenance, repair and replacement of its trade fixtures, including wallpaper, painting and other items of a cosmetic nature.

    10.    Services.

    a. Subject to the charge for Additional Rent contained in Section 6, Landlord shall provide a dumpster on the Property for trash disposal, and shall provide to the Property the following services:

            (i)     water, gas and electricity;

            (ii)    exterior window cleaning;

            (iii)   cleaning and maintenance of Common Areas;

            (iv) snow plowing of the parking area and maintenance of the grounds surrounding the Building, including normal snow and ice removal from walkways; and

            (v) security, maintenance, and operating personnel as determined necessary by the Landlord for the safe and efficient operation of the Building.

    b. Tenant shall pay the cost of all other services and utilities necessary for its use and maintenance of the Leased Premises. If Tenant installs any machinery, equipment, or apparatus which consumes inordinate amounts of water, gas or electricity, Tenant shall pay as Additional Rent the excess cost related to such use as reasonably determined by Landlord, which payment shall be due at the same time regular Base Rent payments are due.

    11.    Liability.

    a. Landlord shall not be liable for any damage to the person or property of Tenant by theft or from any other cause whatsoever, or for any injury or damage to persons or property or loss or interruption to business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the Building or from the pipes, appliances, or plumbing works or from the roof, street, or subsurface, or from any other place, or dampness or by any other cause unless caused by or due to the negligence of Landlord.

    b. To the extent permitted by law, Tenant covenants and agrees to defend, indemnify and hold Landlord harmless from and against all Loss and Expense incurred or suffered by Landlord for personal injury, disease, death, property damage, or otherwise arising out of (i) Tenant's failure to comply with its obligations under this Lease and/or (ii) the occupancy by Tenant or any person or entity claiming under Tenant of the Property or any part thereof. Tenant's obligations pursuant to this Subsection 11.b shall survive the termination of this Lease.

    12.    Insurance.

    a. Landlord shall (subject to the charge for Additional Rent contained in Section 6), procure and maintain during the Lease Term, fire and hazard insurance, and comprehensive general liability insurance policies covering the Property in amounts deemed appropriate by Landlord.

    b. Tenant shall, at its expense, procure and maintain all risk personal property insurance covering all personal property owned or leased by Tenant and located on the Property, in an amount not less than the full replacement value of the personal property. The policy shall contain an agreed value clause, shall have a deductible not greater than $1000.

    c. To the extent permitted by law, the parties hereto waive on behalf of the insurers of each parties' property, any and all claims or rights of subrogation of any such insurer against the other party hereto for loss or damage to the party so insured other than for loss or damage resulting from the willful act of such other party. The parties agree to obtain from each of their insurance carriers a waiver of subrogation prior to or simultaneously with the execution of this Lease.

    d. Tenant shall maintain comprehensive general liability insurance, including public liability and property damage, with premises, contractual and operations coverage on an occurrence basis (and not on a "claims made" basis) with a minimum combined single limit of liability equal to $1,000,000 per occurrence and $2,000,000 aggregate for property damage, bodily and personal injuries or deaths of persons occurring on or about the Property. The liability policy shall name Landlord as additional insured and shall have no deductible amount.

    e. Tenant's insurance policies shall (i) be issued by insurance companies acceptable to Landlord; (ii) provide that the insurance not be cancelled or materially changed in the scope or amount of coverage unless ten
(10) days' prior written notice is given to Landlord; and (iii) be primary policies, and not contributing with, or in excess of, the coverage that Landlord may carry.

    f. On or before the Commencement Date and upon each renewal of its insurance policies, Tenant shall give copies of certificates or policies of insurance to Landlord with proof of payment of premiums. The policies shall be renewed or replaced and maintained by Tenant at its sole expense. If Tenant fails to give Landlord a copy of any required certificate or policy of insurance within ten (10) days after written notice and demand for it is given by Landlord to Tenant, in addition to the remedies provided in
Section 16, Landlord may obtain and pay for that insurance coverage, in which event the cost of such insurance coverage paid by Landlord shall be due and payable by Tenant as Additional Rent immediately on demand.

    13.    Assignment and Subletting.

    a. The Tenant shall not assign this Lease or sublet or permit the Leased Premises or any part thereof to be used by others without the prior written consent of the Landlord, which consent shall be in the absolute discretion of Landlord.

    b. If, with the consent of Landlord, this Lease is assigned, or the Leased Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent directly from the assignee, subtenant or occupant, and apply the "Net Amount Collected" to the Rent. If, without consent of Landlord, this Lease is assigned, or the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may collect rent from such assignee, subtenant or occupant and apply the "Net Amount Collected" to the Rent, but no such collection by Landlord shall be deemed a waiver of any of Tenant's obligations contained in this Lease, or an acceptance by Landlord of the assignee, subtenant or occupant. In no circumstances shall Tenant be relieved from its obligations under this Lease or from further performance by Tenant of obligations on the part of Tenant herein contained. As used herein the term Net Amount Collected means all rentals and other amounts (collectively the "Gross Rent") collected by Landlord from the assignee, subtenant or occupant less all expenses and costs incurred or paid by Landlord in collecting the Gross Rent.

    14.    Destruction.

    (a) If the Leased Premises is damaged in part or whole from fire or other casualty, Landlord shall, within thirty (30) days after the date of the damage, notify Tenant in writing as to whether the Landlord will restore the Leased Premises ("Casualty Notice"). If Landlord determines to restore the Premises, Landlord shall, at its expense, promptly and diligently repair and restore the Leased Premises to substantially the same condition as existed before the damage. If Landlord determines that it will not restore the Leased Premises, this Lease will terminate on the date specified in the Casualty Notice.

    (b) Unless the damage is caused by Tenant's negligent or willful misconduct, the Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall continue from the date the damage occurred until Landlord completes the repairs and restoration to the Premises or the part rendered unusable.

    (c) Notwithstanding anything else in this Section 14, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements.

    (d) If Landlord cancels this Lease as permitted by this Section 14, the Rent and other charges shall be payable up to the cancellation date. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent, accounting for any abatement, plus security deposit, if any, less any sum then owing by Tenant to Landlord.

    15.    Eminent Domain.

    a. If all of the Leased Premised shall be taken by a condemning authority, then the term of this Lease shall expire upon the date that the condemning authority takes possession of the Leased Premises and Rent shall be apportioned as of that date.

    b. If a portion of the Property shall be condemned, without which Tenant cannot conduct its established operations as intended under this Lease, Landlord and Tenant shall each have the option of terminating this Lease as of the date that the condemning authority takes possession of such portion, or of continuing this Lease and apportioning the Rent.

    c. Any award for the Property and damage to the residue shall belong to the Landlord. Any award for Tenant's fixtures, personal property, improvements installed by Tenant and moving expenses shall belong to the Tenant. Rent shall be apportioned as of the date the condemning authority takes possession of the Leased Premises.

    16.     Default.

    a. Any one or more of the following events shall each constitute an "Event of Default":

        (i) If Tenant fails to pay any Rent or any other sum payable by Tenant under this Lease when and as the same shall be due and payable, and such failure continues for five (5) days after such payment is due; or

        (ii) If Tenant fails to maintain the insurance coverage required by Section 12 or fails to timely deliver a copy of any certificate or policy of insurance required thereunder and such failure continues for a ten (10) days after written notice is given to Tenant; or if Tenant assigns this Lease or Subleases the Leased Premises in violation of Section 13; or

        (iii) If Tenant fails to perform or comply with any of the provisions of this Lease, other than those specified in Paragraphs (i) and (ii) above, for thirty (30) days after written notice is given to Tenant; or

        (iv) If Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future applicable federal or state law, or seeks or consents to or acquiesces in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of Tenant's interest in the Leased Premises; or

        (v) If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties or of the Leased Premises such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated

    b. If any of the foregoing Events of Default should occur, Landlord at any time thereafter may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease shall terminate on the date specified in such notice, which shall be at least five (5) days after the giving of such notice, and this Lease shall terminate, expire and come to an end on the date fixed in such notice, as if such date were the date originally fixed in this Lease for the expiration thereof and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Upon any such termination of this Lease, Landlord, may without further notice enter upon and re-enter and possess and repossess the Leased Premises, by any lawful means, and may dispossess Tenant and remove Tenant and all other persons and property from the Leased Premises and may have, hold and enjoy the Leased Premises and the right to receive all rental income derived therefrom.

    c. In case of any such termination, the Rent and all other charges required to be paid up to the time of such termination, shall be paid by Tenant and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur for legal expenses and reasonable attorney's fees, brokerage commissions and all other reasonable costs paid or incurred by Landlord. Landlord may relet the Leased Premises, in whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term or terms which, at Landlord's option, may be for the remainder of the term of this Lease Term or for any longer or shorter period.

    d. If this Lease is terminated as described above, Tenant covenants and agrees to pay and be liable for as damages, on the days originally fixed herein for the payment thereof, amounts equal to the installments of Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated. However, in the event the Leased Premises be relet by the Landlord, Tenant shall be entitled to a credit (but not in excess of the Rent and other charges reserved under the terms of this Lease) equal to the net amount of rent received by Landlord in reletting the Premises, after deduction of all expenses and costs incurred by Landlord in reletting the Leased Premises and in collecting any rent in connection therewith. To the fullest extent permitted by law, suit or suits for the recovery of damages or for any installments of Rent, or for a sum equal to any such installments, may be brought by Landlord at once or from time to time at Landlord's election. Nothing in this Lease shall be deemed to require Landlord to await the date whereon this Lease would have expired had there been no default or termination.

    e. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by Landlord of any or all other available rights or remedies Landlord may elect.

    f. No receipt of moneys by Landlord from Tenant after the termination of this Lease shall reinstate, continue or extend the Lease Term, or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Leased Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect such notice, suit or judgment.

    g. It is mutually agreed by and between Landlord and Tenant that they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and any emergency statutory or any other statutory remedy.

    h. No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord to declare a default, and no waiver of any condition or covenant shall be valid unless it be in writing signed by the Landlord, and no waiver by the Landlord in respect to one tenant shall constitute a waiver in favor of any other tenants.

    17. Subordination to Lease. The rights of Tenant under this Lease shall be subject and subordinate at all times to all ground leases, and/or underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgage or mortgages now or hereafter in force against such leases and or the Property, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. This
Section is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination Tenant shall promptly execute such further instruments with regard to subordination as may be reasonably requested by Landlord. Tenant, at the option of any mortgagee, agrees to attorn to such mortgagee in the event of a foreclosure sale or deed in lieu thereof.

    18. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

    a.    if to Landlord, to:

        Alana C. McDaniel
        High Technology of Rochester
        150 Lucius Gordon Drive, Suite 100
        W. Henrietta, NY 14586

    b.    if to Tenant, to:

        Mike Weiner
        Biophan Technologies, Inc.
        150 Lucius Gordon Drive, Suite 215
        W. Henrietta, NY 14586


    19. Landlord's Right of Entry. Landlord and its authorized agents shall have the right to enter the Leased Premises, on reasonable prior notice to Tenant, to exhibit the Leased Premises to prospective tenants and to prospective purchasers, mortgagees, or assignees of any mortgage on the Property and to others having a legitimate interest during the Lease Term.
At any time and without notice in the event of an emergency, and otherwise upon reasonable notice and at reasonable times, Landlord shall have the right to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Leased Premises, the Building or the Property, as may be necessary or desirable for the safety, protection or preservation of the Leased Premises, the Building or the Property, or as may be necessary or desirable in the operation or improvement of the Leased Premises, the Building or the Property or in order to comply with Governmental Regulations.

    20. Security Deposit. Tenant has deposited with Landlord the sum of TWO THOUSAND NINE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($2,933.33) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. Landlord will be entitled to use the security deposit if an event of default occurs under Section 16. If any portion of the deposit is to used or applied by Landlord, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep this security deposit separate from its general funds nor pay interest to Tenant.

    21. Business Incubator Program. Tenant acknowledges that Landlord intends to use the Property as a facility designed to help entrepreneurs start their businesses. In that regard, Landlord and Tenant have entered into a Business Incubator Program Agreement which is attached as Exhibit "F".

    22.    Miscellaneous Provisions.

    a. Transfer of Property. The term "Landlord" as used in this lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability from events which occur after the date of transfer. Any such release of Landlord under this Section 22.a shall become effective only at such time as Landlord's transferee is deemed to be bound to the terms and provisions of this Lease. It is understood, however, that Landlord shall reimburse Tenant for any overpayments of Rent made by Tenant prior to the assignment and any prepayment of Rent for months subsequent to the assignment.

    b. Landlord's Occupancy. It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as an occupant.

    c. Broker's Commission. The parties represent that neither party has had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease and that no broker, agent or such other person brought about this transaction. Tenant and Landlord agree to indemnify and hold each other harmless from and against any claims by any broker, agent or other real estate sales person claiming a commission or other form of compensation by virtue of this Lease or of having dealt with Tenant or Landlord with regard to this leasing transaction and should a claim for such commission or other compensation be made it shall be promptly paid or bonded by the party who has dealt with the person or entity making such claim. The provisions of this Section shall survive the termination of this Lease.

    d. Successors and Assigns. Subject to the provisions of Sections 13 and 22.a, the covenants and agreements contained herein shall bind and inure to the benefit of the Landlord, its successors, and assigns, and the Tenant, its successors, and assigns subject in the case of the Tenant, to the restriction on assignment and subletting contained in this Lease.

    e. Unavoidable Delay. In the event that either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of Act of God, strikes, lock-outs, labor troubles, inability to procure materials (including energy) power, casualty, inclement weather restrictive governmental laws, orders, or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse Tenant from prompt payment of Rent or any other payments required by the term of this Lease.

    f. Quiet Enjoyment. Landlord covenants that provided Tenant pays the Rent and performs all the covenants terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Lease Term, quietly occupy and enjoy possession of the Leased Premises without molestation or hindrance by Landlord, or any party claiming through or under Landlord, subject to the provisions of this Lease, including Section 15.

    g. Relocation. Prior to the Commencement Date and throughout the Lease Term, Landlord may request to relocate Tenant to alternative space in the Building. Any such relocation shall be to premises of comparable size and quality as the Leased Premises, and Landlord shall bear the full cost of providing Tenant with comparable improvements to those in place within the Leased Premises. Landlord shall provide Tenant with sixty (60) days prior written notice of such relocation, and Landlord shall pay all reasonable moving costs incurred by Tenant as a result of such relocation, including the cost of telephone service relocation, the reprinting of stationary and business cards and such other reasonable expenses that directly result from Tenant's relocation. In the event of any such relocation, the alternative space shall for all purposes be deemed the Leased Premises hereunder and this Lease shall continue in full force and effect without any change in the other terms or conditions hereof.

    h. Right of Landlord to Perform. All covenants and agreements to be kept or performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money other than Rent required to be paid by it hereunder, or shall fail to perform any other act in its part to be formed hereunder, and such failure should continue to ten (10) days after notice thereof by Landlord, then without waiving any default of Tenant or releasing Tenant from any obligations of Tenant hereunder, Landlord may make, but shall not be obliged to make, any such payment or perform any such other act on Tenant's part to be made or performed hereunder. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate allowable by law from the date of such payment by Landlord shall be deemed additional Rent and should be paid by Tenant to Landlord immediately upon demand, and Landlord shall have, in addition to any other right or remedy of Landlord under this Lease, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

    i. Attorneys' Fees. If either Landlord or Tenant shall bring an action against the other by reason of the breach of any provision of this Lease, the unsuccessful party shall pay to the prevailing party its costs and reasonable attorneys' fees.

    j. Building Rules. Tenant agrees to comply with such Building rules with respect parking, signs, tenants' committees, security matters and efficient management of the Building and Common Areas as shall be established by Landlord for all tenants from time to time.

    k. Estoppel Certificate. Upon request of Landlord in connection with any proposed sale, mortgaging or other financing of the Property, Tenant agrees to provide, within five (5) days of Landlord's written request, a duly executed estoppel certificate acknowledging the date of this Lease, whether there have been any extensions, modifications or renewals thereof, the amount of monthly rent, the date through which rent has been paid, the amount of any security deposit held by Landlord, and whether any default exists under the Lease.

    l. Holding Over. If Tenant fails to vacate the Leased Premises at the expiration of this Lease, then Tenant shall pay Landlord Base Rent at two times the monthly rate specified in Section 4 for the time Tenant remains in possession and, in addition thereto, shall be responsible for and reimburse Landlord for all direct and consequential damages sustained by Landlord by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right or remedy of Landlord hereunder.

    m. Entire Agreement. Upon the execution and delivery hereof, this instrument shall constitute the entire agreement between the Landlord and Tenant for the Leased Premises. This Lease cannot be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year above first written.

                                    LANDLORD:
                                    HIGH TECHNOLOGY OF ROCHESTER, INC.


                                    By _______________________________

                                    Its ______________________________


                                    TENANT:
                                    BIOPHAN TECHNOLOGIES, INC.


                                    By _______________________________

                                    Its ______________________________



                                EXHIBIT A

                             Leased Premises



                                EXHIBIT B

                               Site Plans

Site Plans prepared by Bergmann Associates dated September 25, 1996, entitled "High Technology of Rochester Proposed Office Building", Drawing Nos. SP-1, UP-1, GP-1, LP-1, PP-1, MD-1, MD-2, CD-1 and CD-2, all of which drawings are on file with the Town of Henrietta



                                EXHIBIT C

                              Does not apply.



                                EXHIBIT D

                         Plans and Specifications


Your suite is wired with category 5 cable from telecomm room to 2 port (voice and data) outlets, above the building's standard of 1 per 277 square feet.

Dual 110v electrical outlets are provided above the building standard outlet frequency.

Your suite is equipped with 2 sinks with counter-space and cabinets located in a coffee area and lab space.

All furniture, office equipment, modular dividers, wall hangings and additional electrical outlets and voice/data drops shall be the responsibility of the Tenant.



                                EXHIBIT E

                         Improvements and/or work
                            to be paid by Tenant



                                EXHIBIT F

    Business Incubator Program Agreement


High Technology of Rochester, through its staff or volunteer resources, will provide support services to the Tenant. The extent and specific nature of these services will be negotiated with the Tenant periodically. These services may include:

*    Business plan review
* Connection with technical, professional, marketing, and advisory resources
*    Management coaching
*    Assistance identifying and applying for government funding such as SBIRs
* Programs offered to increase Tenant knowledge about topics relevant to tech entrepreneurial success
*    Other services mutually agreed

Participation in the monthly InfoBytes series that meets the first Thursday of the month is expected.